Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October 24, 2017, by and among QUOTIENT LIMITED, a company organized under the laws of Jersey (the “Company”), and the undersigned subscribers (each, a “Subscriber”, and collectively, the “Subscribers”).

WHEREAS:

A. Each Subscriber has entered into a Subscription Agreement of even date herewith (each, a “Subscription Agreement” and collectively, the “Subscription Agreements”), pursuant to which the Company has agreed, upon the terms and subject to the conditions of the Subscription Agreements, to issue on the Closing Date to each Subscriber (i) new ordinary shares, with no par value in the capital of the Company (the “Ordinary Shares” and, the shares issued to the Subscribers, the “New Ordinary Shares”), and (ii) warrants (the “New Warrants”), which will be exercisable to purchase Ordinary Shares (as exercised collectively, the “New Warrant Shares”).

B. Pursuant to certain of the Subscription Agreements, the Company has also agreed, upon the terms and subject to the conditions of such Subscription Agreements, to issue on the Closing Date to the Subscribers party thereto pre-funded warrants (the “Pre-Funded Warrants”, and together with the New Warrants, the “Warrants”), which will be exercisable to purchase Ordinary Shares (as exercised collectively, the “Pre-Funded Warrant Shares”, and together with the New Warrant Shares, the “Warrant Shares”).

C. To induce the Subscribers to execute and deliver the Subscription Agreements, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Subscribers hereby agree as follows:

1. Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreements. As used in this Agreement, the following terms shall have the following meanings:

“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York, in the State of New York, United States of America, are authorized or required by law to remain closed.

“Closing Date” shall have the meaning set forth in the Subscription Agreements.

“Effective Date” means the date the Registration Statement has been declared effective by the SEC.

“Effectiveness Deadline” means the date that is 45 days after the Closing Date.

“Filing Deadline” means the date that is 15 days after the Closing Date.

“Investor” or “Investors” means a Subscriber or any transferee or transferees, assignee or assignees thereof to whom a Subscriber assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

“Registrable Securities” means (i) the New Ordinary Shares, (ii) the New Warrants, (iii) the New Warrant Shares issued or issuable upon exercise of the New Warrants, without regard to any limitation on exercise of the New Warrants, (iii) the Pre-Funded Warrant Shares issued or issuable upon exercise of the Pre-Funded Warrants, without regard to any limitation on exercise of the Pre-Funded Warrants and (iv) any shares in the capital of the Company issued or issuable with respect to the New Ordinary Shares, the New Warrant Shares, the Pre-Funded Warrant Shares, the New Warrants or the Pre-Funded Warrants as a result of any share split, share dividend, recapitalization, exchange or similar event or otherwise, without regard, in the case of the New Warrants or the Pre-Funded Warrants, to any limitation on exercise of the New Warrants or the Pre-Funded Warrants, as applicable.

“Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities.

“Required Holders” means the holders of at least a majority of the Registrable Securities, determined as if all of the Warrants then outstanding have been exercised for Warrant Shares which are Registrable Securities without regard to any limitations on the exercise of the Warrants.

“Required Registration Amount” for the Registration Statement means 100% of the sum of (A) in the case of Ordinary Shares, (i) the number of New Ordinary Shares issued pursuant to the Subscription Agreements, and (ii) the number of Warrant Shares issued and issuable pursuant to the Warrants as of the applicable date of determination (without regard to any limitations on exercise of the Warrants), and (B) in the case of New Warrants, the number of New Warrants issued pursuant to the Subscription Agreements as of the applicable date of determination, in each case, all subject to adjustment as provided in Section 2(e); provided, however, that, if as of the applicable date of determination, any New Warrant has been exercised in full, such New Warrant shall not be included in the applicable Required Registration Amount.

“Rule 415” means Rule 415 promulgated under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

“SEC” means the United States Securities and Exchange Commission.

“Securities” means the New Ordinary Shares, the New Warrants, the New Warrant Shares and the Pre-Funded Warrant Shares.

2. Registration.

(a) Mandatory Registration. The Company shall prepare, and, as soon as reasonably practicable but in no event later than the Filing Deadline, file with the SEC the Registration Statement covering the resale of at least the number of Ordinary Shares and New Warrants equal to the applicable Required Registration Amount determined as of the date the Registration Statement is initially filed with the SEC. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration and reasonably acceptable to the Required Holders, subject to the provisions of Section 2(d). The Registration Statement shall contain (except if otherwise directed by the Required Holders) the “Selling Securityholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit B. The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as reasonably practicable, but in no event later than the Effectiveness Deadline. By 5:30 p.m. on the second Business Day following the Effective Date, the Company shall file with the SEC, in accordance with Rule 424 under the 1933 Act, the final prospectus to be used in connection with sales pursuant to such Registration Statement.

(b) Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and any increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Investor’s Registrable Securities, each transferee that is assigned rights under this Agreement pursuant to Section 9 shall be allocated a pro rata portion of the number of Registrable Securities then included in such Registration Statement for such Investor. Any Securities included in a Registration Statement that remain allocated to any Person who does not hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors that are covered by such Registration Statement. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement without the prior written consent of the Required Holders.

(c) Legal Counsel. Subject to Section 5 hereof, the Required Holders shall have the right to select one legal counsel to review and oversee any registration pursuant to this Section 2 (“Legal Counsel”), which shall be counsel designated by the Required Holders. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company’s obligations under this Agreement.

(d) Ineligibility for Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Required Holders and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(e) Sufficient Number of Securities Registered. In the event the number of Securities available under a Registration Statement filed pursuant to Section 2(a) is insufficient to cover all of the Registrable Securities pursuant to Section 2(b), the Company shall amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, to register at least the applicable Required Registration Amount of Registrable Securities, determined as of the trading day immediately preceding the date of the filing of such amendment or new Registration Statement. The filing of the amendment or new Registration Statement, as applicable, should occur as soon as reasonably practicable, but in any event not later than fifteen (15) days after the necessity therefor arises. The Company shall use its commercially reasonable efforts to cause such amendment and/or new Registration Statement to become effective as soon as reasonably practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed “insufficient to cover all of the Registrable Securities” if at any time the number of Securities available for resale under the Registration Statement is less than the applicable Required Registration Amount. The calculation set forth in the foregoing sentence shall be made without regard to any limitations on the exercise of the Warrants, and such calculation shall assume that the New Warrants and the Pre-Funded Warrants are then exercisable for shares of Ordinary Shares at the then prevailing Exercise Price (as defined in the New Warrants or the Pre-Funded Warrants, as applicable).

(f) Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If (i) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the Filing Deadline (a “Filing Failure”) or (B) not declared effective by the SEC on or before the Effectiveness Deadline (an “Effectiveness Failure”); or (ii) on any day after the Effective Date sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than during (I) the period (the “Post Effective Period”) beginning on the first day on which a post-effective amendment is required to be filed by the Company pursuant to the undertakings referred to in Rule 415(a)(3) of the 1933 Act and ending on the earlier of (x) the thirtieth (30th) day after such date and (y) the date on which such post-effective amendment is declared effective by the SEC or (II) a Grace Period (as defined in Section 3(s)) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, failure to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or failure to register a sufficient number of Securities) (a “Maintenance Failure”) then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying Securities, the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to one percent (1.0%) of the aggregate Subscription Price (as such term is defined in the Subscription Agreements) of such Investor’s Registrable Securities included in such Registration Statement on each of the following dates: (i) within five (5) Business Days of a Filing Failure and on every thirtieth day (pro rated for periods shorter than thirty (30) days) thereafter until such Filing Failure is cured; (ii) within five (5) Business Days of an Effectiveness Failure and on every thirtieth day (pro rated for periods shorter than thirty (30) days) thereafter until such Effectiveness Failure is cured; and (iii) and on every thirtieth day (pro rated for periods shorter than thirty (30) days) following a Maintenance Failure until such Maintenance Failure is cured (which payments shall be exclusive remedies available under this Agreement or under applicable law). The payments to which a holder shall be entitled pursuant to this Section 2(f) are referred to herein as “Registration Delay Payments.” Registration Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Delay Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments within five (5) Business Days after the date payable, such Registration Delay Payments shall bear interest at the rate of one percent (1.0%) per month (pro rated for shorter periods) until paid in full. Notwithstanding anything to the contrary herein or in the Subscription Agreements, in no event shall the aggregate amount of Registration Delay Payments (other than Registration Delay Payments payable pursuant to events that are within the Company’s control) exceed, in the aggregate, 10% of the aggregate Subscription Price of the New Ordinary Shares, the New Warrants and the Pre-Funded Warrants.

3. Related Obligations.

At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), 2(d) or 2(e), the Company will use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and, pursuant thereto, the Company shall have the following obligations:

(a) The Company shall submit to the SEC, within two (2) Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request. Other than during any Post Effective Period, the Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement pursuant to Rule 144 (or any successor thereto) promulgated under the 1933 Act without the requirement for the Company to be in compliance with the current public information required thereunder and without volume or manner-of sale restrictions, or (ii) the date on which the Investors shall have sold all of the Registrable Securities covered by such Registration Statement (the “Registration Period”). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(b) The Company shall (i) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the Rule 424 prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and (ii) during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such

Registration Statement. In the case of amendments and supplements to a Registration Statement that are required to be filed pursuant to this Agreement, including, pursuant to this Section 3(b), by reason of the Company filing a report on Form 10-Q, Form 10-K, or any analogous report under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Company shall either incorporate such report by reference into such Registration Statement, if applicable, or file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed that created the requirement for the Company to amend or supplement such Registration Statement.

(c) The Company shall permit Legal Counsel to review and comment upon (i) a Registration Statement at least five (5) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, Current Reports on Form 8-K, and Quarterly Reports on Form 10-Q and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC. The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) if requested by Legal Counsel, promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, and all exhibits (in each case except for Annual Reports on Form 10-K, Current Reports on Form 8-K, and Quarterly Reports on Form 10-Q and any similar or successor reports), and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations pursuant to this Section 3.

(d) The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) if requested by an Investor, promptly after the same is prepared and filed with the SEC, an electronic copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference (in each case except for Annual Reports on Form 10-K, Current Reports on Form 8-K, and Quarterly Reports on Form 10-Q and any similar or successor reports), all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, such number of copies of the prospectus included in such Registration Statement and all amendments and supplements thereto as such Investor may reasonably request, and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

(e) The Company shall use its commercially reasonable efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or “Blue Sky” laws of all applicable jurisdictions in the United States (“Blue Sky Laws”), (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto (x) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) to file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or Blue Sky Laws or its receipt of notice of the initiation or threatening of any proceeding for such purpose.

(f) The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as reasonably practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(s), as promptly as reasonably practicable prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and, if requested by Legal Counsel or an Investor, deliver such number of copies of such supplement or amendment to Legal Counsel and each Investor as Legal Counsel or such Investor may reasonably request. The Company shall also as promptly as reasonably practicable notify Legal Counsel and each Investor by facsimile, electronic mail or other electronic transmission or in writing (i) when a prospectus or any prospectus supplement or post-effective amendment to the Registration Statement has been filed, and when a Registration Statement or any post-effective amendment to the Registration Statement has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile, electronic mail or other electronic transmission within two (2) Business Days of such effectiveness) and (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information.

(g) The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction. If such an order or suspension is issued, the Company shall use its commercially reasonable efforts to obtain the withdrawal of such order or suspension at the earliest possible moment, and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof, or its receipt of notice of the initiation or threat of any proceeding for such purpose.

(h) If any Investor is required under applicable securities law to be described in the Registration Statement as an underwriter, at the reasonable request of such Investor, the Company shall furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request, (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Investors, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to such Investors.

(i) Upon the written request of any Investor in connection with any Investor’s due diligence requirements, if any, the Company shall make available for inspection by (i) any Investor, (ii) Legal Counsel and (iii) one firm of accountants or other agents selected by the Required Holders retained by the Investors (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information that any Inspector may reasonably request that would be customarily provided to underwriters in an underwritten public offering; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) in the opinion of Legal Counsel to the Investors, the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other Transaction Document (as defined in the Subscription Agreements). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(j) The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Investor with any material, nonpublic information regarding the Company or any of its subsidiaries without the express written consent of such Investor. If an Investor has, or believes it has, received any such material, nonpublic information regarding the Company or any of its subsidiaries from such Persons, it shall provide the Company with written notice thereof. The Company shall, within two (2) Trading Days of receipt of such notice, make public disclosure of such material, nonpublic information, to the extent such information is both material and nonpublic. “Trading Day” means any day on which the Ordinary Shares are traded on the principal securities exchange or securities market on which the Ordinary Shares are then traded (the “Principal Market”); provided that “Trading Day” shall not include any day on which the Ordinary Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Ordinary Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time). Without the prior written consent of an Investor, neither the Company nor any of its subsidiaries or affiliates shall disclose the name of such Investor in any filing, announcement, release or otherwise other than in connection with the Registration Statement, unless such disclosure is required by law, regulation or the Principal Market.

(k) The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company which the Investor determines in good faith to be confidential, and of which determination the Company is so notified (and such information shall not include information provided to the Company by the Investor for use in connection with the filing of any Registration Statement) unless (i) the disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(l) The Company shall use its commercially reasonable efforts to cause all of the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange.

(m) The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the removal of stop transfer orders and the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request. The Company shall provide the transfer agent, warrant agent or other similar agent for the Registrable Securities with any required opinions, certificates or other documentation to facilitate the sale of the Registrable Securities pursuant to a Registration Statement free of restrictive legends; provided, however, that the Company shall not be required to furnish an opinion to facilitate the sale of securities without registration pursuant to Rule 144 at any time when the Registrable Securities may be sold pursuant to an effective Registration Statement.

(n) If requested by an Investor, the Company shall (i) as soon as reasonably practicable, incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as reasonably practicable, make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as reasonably practicable, supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities.

(o) The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(p) Unless available on the SEC’s Electronic Data Gathering Analysis and Retrieval system, the Company shall make generally available to its security holders as soon as practical, but in any event not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of a Registration Statement.

(q) The Company shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(r) Within two (2) Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

(s) Notwithstanding anything to the contrary herein, at any time after the Effective Date, the Company may delay the disclosure of material, non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the board of directors of the Company and its counsel, in the best interest of the Company and otherwise required (a “Grace Period”); provided that the Company shall promptly (i) notify the Investors in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; provided, further, that no Grace Period shall exceed ten (10) consecutive days and during any three hundred sixty five (365) day period, such Grace Periods shall not exceed an aggregate of thirty (30) days, and the first day of any Grace Period must be at least five (5) trading days after the last day of any prior Grace Period. For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) or the date referred to in such notice. The last sentence of Section 3(a), first sentence of Section 3(b), and provisions of Section 3(g) and 3(n) hereof shall not be applicable during any Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the provisions of Sections 3(a), 3(b), 3(g) and 3(n) with respect to the information giving rise thereto unless such information is no longer material. Notwithstanding anything to the contrary in the Transaction Documents, the Company shall cause its transfer agent to deliver unlegended Ordinary Shares or New Warrants, as applicable, to a transferee of an Investor, in accordance with the terms of the Subscription Agreements, in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of the notice of a Grace Period and for which the Investor has not yet settled, and deliver a copy of the prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirement exists).

(t) The Company shall facilitate the eligibility and acceptance of certificates representing the Registrable Securities (not bearing any restrictive legend and in a form eligible for deposit with The Depository Trust Company (“DTC”)) for delivery of any sale of such Registrable Securities to be offered pursuant to a Registration Statement through the facilities of DTC upon the effectiveness of such Registration Statement.

4. Obligations of the Investors.

(a) At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that (i) such Investor shall promptly furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities, and (ii) the Investor shall execute such documents in connection with such registration as the Company may reasonably request.

(b) Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to use commercially reasonable efforts to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

(c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f), written notice from the Company of a Grace Period or written notice from the Company that a previously effective Registration Statement is no longer effective, such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of 3(f) or receipt of notice that no supplement or amendment is required or that the Grace Period has ended or that the Registration Statement is effective. Notwithstanding anything to the contrary in the Transaction Documents, the Company shall cause its transfer agent to deliver unlegended Ordinary Shares or New Warrants, as applicable, to a transferee of an Investor, in accordance with the terms of the Subscription Agreements, in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f), and for which the Investor has not yet settled.

(d) Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

5. Expenses of Registration.

All reasonable expenses, other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company. The Company shall not be liable to the Investors for the fees and disbursements of Legal Counsel in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement, except to the extent specified in Section 4(g) of the Subscription Agreements.

6. Indemnification.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, members, partners, employees, agents, representatives thereof, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, reasonable charges, reasonable costs, reasonable attorneys’ fees, amounts paid in settlement or reasonable expenses, joint or several, incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Losses”), to which any of them may become subject insofar as such Losses arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other Blue Sky Laws, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). Subject to Section 6(c), the Company shall promptly reimburse the Indemnified Persons for Losses as they are incurred. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to Losses incurred by an Indemnified Person arising out of or based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(d) and (ii) shall not apply to amounts paid in settlement if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

(b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers, employees and agents and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Party”), against any Losses to which any of them have become subject, insofar as such Losses arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; provided, however, that such Investor’s obligation to reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing (each, a “Claim”) is subject to Section 6(c); provided further, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld, delayed or conditioned; provided further, however, that such Investor shall be liable under this Section 6(b) for only Losses that do not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

(c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any Claim, such Indemnified Person or Indemnified Party shall, if a request for indemnification in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the reasonable fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any Claim effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim, and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Losses are incurred, and in each case submitted to the indemnifying party for payment subject to and in accordance with this Section 6. In the event the indemnifying party is found not to be liable for indemnification upon settlement of a Claim, the Indemnified Party or Indemnified Person shall, within three (3) Business Days of such Claim settlement, return any and all funds received during the course of such investigation or defense. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

8. Reports Under the 1934 Act.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c) furnish or otherwise make available, as applicable, to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities without registration pursuant to Rule 144, including, without limitation, the provision to the transfer agent, warrant agent or other similar agent for the Registrable Securities with any required opinions, certificates or other documentation to facilitate the sale of the Registrable Securities without restrictive legends, or if permitted by law, the removal of restrictive legends irrespective of any sale; provided, however, that the Company shall not be required to furnish an opinion to facilitate the sale of securities without registration pursuant to Rule 144 at any time when the Registrable Securities may be sold pursuant to an effective Registration Statement.

9. Assignment of Registration Rights.

The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor’s Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Subscription Agreements.

10. Amendment of Registration Rights.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective if it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

11. Miscellaneous.

(a) A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, electronic mail or other electronic transmission (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and electronic mail addresses for such communications shall be:

If to the Company:

Quotient Limited

28 Esplanade

St Helier

JE2 3QA

Jersey, Channel Islands

Telephone: +44 131 445 6159

Facsimile: +44 153 4700 007

Attention: Paul Cowan

With a copy (for informational purposes) to:

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

Attention: Per B. Chilstrom

Facsimile: 212-878-8375

If to Legal Counsel, if any, at such address as may be provided to the Company from time to time.

If to a Subscriber, to its address, facsimile number and electronic mail address set forth on the Schedule of Subscribers attached hereto, with copies to such Subscriber’s representatives as set forth on the Schedule of Subscribers, or to such other address and/or facsimile number and/or electronic mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or other electronic device containing the time, date, recipient facsimile number or electronic mail address, as applicable, and an image of the first page of such transmission or sent copy of any such electronic mail or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) This Agreement, the other Transaction Documents (as defined in the Subscription Agreements) and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(f) Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission or electronic email of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) All consents, approvals, waivers and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

(k) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(l) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(m) The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investor as, and the Company acknowledges that the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated herein.

IN WITNESS WHEREOF, each Subscriber and the Company have caused their respective signature pages to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

QUOTIENT LIMITED

By:	/s/ D.J.P.E. Cowan
Name: D.J.P.E. Cowan
Title: Chairman & CEO

[Registration Rights Agreement

Signature Page]

IN WITNESS WHEREOF, each Subscriber and the Company have caused their respective signature pages to this Registration Rights Agreement to be duly executed as of the date first written above.

SUBSCRIBER:

Perceptive Life Sciences Master Fund, Ltd.

By:	/s/ James H. Mannix
Name: James H. Mannix
Title: COO

[Registration Rights Agreement

Signature Page]

IN WITNESS WHEREOF, each Subscriber and the Company have caused their respective signature pages to this Registration Rights Agreement to be duly executed as of the date first written above.

SUBSCRIBER:

1992 MSF International Ltd.

By:	Highbridge Capital Management, LLC
Its:	Trading Manager

By:	/s/ Jason Hempel
Name: Jason Hempel
Title: Managing Director

SUBSCRIBER:

1992 Tactical Credit Master Fund, L.P.

By:	Highbridge Capital Management, LLC
Its:	Trading Manager

By:	/s/ Jason Hempel
Name: Jason Hempel
Title: Managing Director

[Registration Rights Agreement

Signature Page]

IN WITNESS WHEREOF, each Subscriber and the Company have caused their respective signature pages to this Registration Rights Agreement to be duly executed as of the date first written above.

SUBSCRIBER:

Polar Capital LLP on behalf of Polar Capital Global Healthcare Trust, Polar Capital funds plc, Healthcare Opportunities fund and Polar Capital funds plc – Biotechnology fund

By:	/s/ John Mansell
Name: John Mansell
Title: COO

[Registration Rights Agreement

Signature Page]

IN WITNESS WHEREOF, each Subscriber and the Company have caused their respective signature pages to this Registration Rights Agreement to be duly executed as of the date first written above.

SUBSCRIBER:

Cormorant Global Healthcare Master Fund, LP

By:	Cormorant Global Healthcare GP, LLC
Its:	General Partner

By:	/s/ Bihua Chen
Name: Bihua Chen
Title: Managing Member of the GP

SUBSCRIBER:

CRMA SPV, L.P.

By:	Cormorant Asset Management, LLC
Its:	Attorney-In-Fact

By:	/s/ Bihua Chen
Name: Bihua Chen
Title: Managing Member

[Registration Rights Agreement

Signature Page]

IN WITNESS WHEREOF, each Subscriber and the Company have caused their respective signature pages to this Registration Rights Agreement to be duly executed as of the date first written above.

SUBSCRIBER:

Sio Partners, LP

By:	/s/ Michael Castor
Name: Michael Castor
Title: Managing Member of Sio Capital Management LLC (the Investment Manager)

[Registration Rights Agreement

Signature Page]

IN WITNESS WHEREOF, each Subscriber and the Company have caused their respective signature pages to this Registration Rights Agreement to be duly executed as of the date first written above.

SUBSCRIBER:

Sio Partners Master Fund, LP

By:	/s/ Michael Castor
Name: Michael Castor
Title: Managing Member of Sio Capital Management LLC (the Investment Manager)

[Registration Rights Agreement

Signature Page]

IN WITNESS WHEREOF, each Subscriber and the Company have caused their respective signature pages to this Registration Rights Agreement to be duly executed as of the date first written above.

SUBSCRIBER:

Compass MAV LLC

By:	/s/ Michael Castor
Name: Michael Castor
Title: Managing Member of Sio Capital Management LLC (the Investment Manager)

[Registration Rights Agreement

Signature Page]

IN WITNESS WHEREOF, each Subscriber and the Company have caused their respective signature pages to this Registration Rights Agreement to be duly executed as of the date first written above.

SUBSCRIBER:

Compass Offshore MAV LTD

By:	/s/ Michael Castor
Name: Michael Castor
Title: Managing Member of Sio Capital Management LLC (the Investment Manager)

[Registration Rights Agreement

Signature Page]

IN WITNESS WHEREOF, each Subscriber and the Company have caused their respective signature pages to this Registration Rights Agreement to be duly executed as of the date first written above.

SUBSCRIBER:

GALEN PARTNERS V, L.P.

By:	Galen Partners V, LLC
Its:	General Partner

By:	/s/ Zubeen Shroff
Name: Zubeen Shroff
Title: Managing Member

SUBSCRIBER:

GALEN PARTNERS INTERNATIONAL V, L.P.

By:	Galen Partners V, LLC
Its:	General Partner

By:	/s/ Zubeen Shroff
Name: Zubeen Shroff
Title: Managing Member

[Registration Rights Agreement

Signature Page]

IN WITNESS WHEREOF, each Subscriber and the Company have caused their respective signature pages to this Registration Rights Agreement to be duly executed as of the date first written above.

SUBSCRIBER:

By:	/s/ D.J.P.E. Cowan
Name: D.J.P.E. Cowan

[Registration Rights Agreement

Signature Page]

IN WITNESS WHEREOF, each Subscriber and the Company have caused their respective signature pages to this Registration Rights Agreement to be duly executed as of the date first written above.

SUBSCRIBER:

By:	/s/ Thomas Bologna
Name: Thomas Bologna

[Registration Rights Agreement

Signature Page]

IN WITNESS WHEREOF, each Subscriber and the Company have caused their respective signature pages to this Registration Rights Agreement to be duly executed as of the date first written above.

SUBSCRIBER:

By:	/s/ Frederick Hallsworth
Name: Frederick Hallsworth

[Registration Rights Agreement

Signature Page]

IN WITNESS WHEREOF, each Subscriber and the Company have caused their respective signature pages to this Registration Rights Agreement to be duly executed as of the date first written above.

SUBSCRIBER:

By:	/s/ Brian McDonough
Name: Brian McDonough

[Registration Rights Agreement

Signature Page]

IN WITNESS WHEREOF, each Subscriber and the Company have caused their respective signature pages to this Registration Rights Agreement to be duly executed as of the date first written above.

SUBSCRIBER:

By:	/s/ Sarah O’Connor
Name: Sarah O’Connor

[Registration Rights Agreement

Signature Page]

IN WITNESS WHEREOF, each Subscriber and the Company have caused their respective signature pages to this Registration Rights Agreement to be duly executed as of the date first written above.

SUBSCRIBER:

By:	/s/ Heino von Prondzynski
Name: Heino von Prondzynski

[Registration Rights Agreement

Signature Page]

IN WITNESS WHEREOF, each Subscriber and the Company have caused their respective signature pages to this Registration Rights Agreement to be duly executed as of the date first written above.

SUBSCRIBER:

By:	/s/ Christopher Lindop
Name: Christopher Lindop

[Registration Rights Agreement

Signature Page]

IN WITNESS WHEREOF, each Subscriber and the Company have caused their respective signature pages to this Registration Rights Agreement to be duly executed as of the date first written above.

SUBSCRIBER:

By:	/s/ Jeremy Stackawitz
Name: Jeremy Stackawitz

[Registration Rights Agreement

Signature Page]

SCHEDULE OF SUBSCRIBERS

Subscriber	Subscriber’s Address, Facsimile Number and Electronic Mail Address	Subscriber’s Representative’s Address, Facsimile Number and Electronic Mail Address
1992 MSF International Ltd.
1992 Tactical Credit Master Fund, L.P.
Perceptive Life Sciences Master Fund, Ltd.
Polar Capital Global Healthcare Trust plc
Polar Capital Funds plc – Biotechnology Fund
Polar Capital Funds plc – Healthcare Opportunities Fund
Cormorant Global Healthcare Master Fund, LP
CRMA SPV, L.P.
Sio Partners, LP
Sio Partners Master Fund, LP
Compass MAV LLC
Compass Offshore MAV LTD
Galen Partners V, L.P.
Galen Partners International V, L.P.
D.J.P.E. Cowan
Thomas Bologna
Fred Hallsworth
Brian McDonough
Sarah O’Connor
Heino von Prondzynski
Christopher Lindop
Jeremy Stackawitz

Schedule of Subscribers – 1

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

[    ]

[    ]

[    ]

Attention: [        ]

Re: [        ]

Ladies and Gentlemen:

[We are][I am] counsel to Quotient Limited, a company organized under the laws of Jersey (the “Company”), and have represented the Company in connection with those certain Subscription Agreements (the “Subscription Agreements”), entered into by and among the Company and the subscribers named therein (collectively, the “Holders”), pursuant to which the Company issued to (i) the Holders its ordinary shares of no par value per share in the capital of the Company (the “Ordinary Shares”) and warrants exercisable for Ordinary Shares (the “Warrants”) and (ii) to certain of the Holders pre-funded warrants exercisable for Ordinary Shares (the “Pre-Funded Warrants”). Pursuant to the Subscription Agreements, the Company also has entered into a Registration Rights Agreement with the Holders (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), including the Ordinary Shares issuable upon exercise of the Warrants and Pre-Funded Warrants, under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on [•], 2017, the Company filed a Registration Statement on Form [S-1][S-3] (File No. 333-[•]) (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Holders as a selling securityholder thereunder.

In connection with the foregoing, [we][I] advise you that a member of the SEC’s staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and [we][I] have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

This letter shall serve as our standing instruction to you that the Ordinary Shares and Warrants are freely transferable by the Holders pursuant to the Registration Statement. You need not require further letters from us to effect any future legend-free issuance or reissuance of Ordinary Shares or Warrants to the Holders provided at the time of such reissuance, the Company has not otherwise notified you that the Registration Statement is unavailable for the resale of the Registrable Securities. Please note however that the Pre-Funded Warrants remain restricted securities.

Exh. A - 1

Very truly yours,

[ISSUER’S COUNSEL]

By:

CC: [LIST NAMES OF HOLDERS]

Exh. A - 2

EXHIBIT B

SELLING SECURITYHOLDERS

The ordinary shares and warrants being offered by the Selling Securityholders are those previously issued to the Selling Securityholders and the ordinary shares issuable to the Selling Securityholders upon exercise of the warrants and the pre-funded warrants, as applicable, which we refer to as the warrant shares. For additional information regarding the issuances of ordinary shares, the warrants and the pre-funded warrants, which we refer to as the private placement, see our Current Report on Form 8-K filed on [            ], 2017, which is incorporated by reference herein. We are registering the ordinary shares and warrants in order to permit the Selling Securityholders and their donees, pledgees, transferees or other successors-in-interest that receive their shares and warrants after the date of this prospectus to offer the shares and warrants, as well as any shares that we may issue or may be issuable by reason of any share split, share dividend or similar transaction involving these shares or warrants, for resale from time to time in the manner contemplated under “Plan of Distribution.” Except for the ownership of the ordinary shares, the warrants and the pre-funded warrants [or as otherwise set forth in the table and related footnotes below], the Selling Securityholders have not had any material relationship with us within the past three years.

As noted above, we are registering both the warrants and the underlying warrant shares issuable upon exercise of the warrants beneficially owned by the Selling Securityholders. Accordingly, a Selling Securityholder may either sell warrants pursuant to this prospectus, in which case it would not sell the warrant shares issuable upon exercise of such warrants, or warrant shares pursuant to this prospectus following the exercise of its warrants, in which case it would not sell the warrants that were exercised.

The first table below, including the footnotes, lists the Selling Securityholders and other information regarding the beneficial ownership of the ordinary shares by each of the Selling Securityholders based in part on information provided to us by the Selling Securityholders. We refer to this table as the Ordinary Share table. The second table below, including the footnotes, lists the Selling Securityholders and other information regarding the beneficial ownership of the warrants by each of the Selling Securityholders based in part on information provided to us by the Selling Securityholders. We refer to this table as the Warrant table.

In the Ordinary Share table, the second and third column list the number and percentage of ordinary shares beneficially owned by each Selling Securityholder, based on its ownership of our ordinary shares, the warrants and the pre-funded warrants, as of , 20[ ], assuming full exercise of the warrants and the pre-funded warrants, as applicable, held by the Selling Securityholders on that date, subject to any limitations on exercise set forth in the warrants or the pre-funded warrants, as applicable. In the Warrant table, the second and third column list the number and percentage of warrants beneficially owned by each Selling Securityholder, based on its ownership of the warrants, as of , 20[ ], assuming no exercise of the warrants held by the Selling Securityholders on that date.

The fourth column of the Ordinary Share table lists the ordinary shares being offered by means of this prospectus by the Selling Securityholders. The fourth column of the Warrant table lists the number of warrants being offered by this prospectus by the Selling Securityholders.

Exh. B - 1

In accordance with the terms of the registration rights agreement with the holders of the ordinary shares, the warrants and the pre-funded warrants that we entered into in connection with the private placement, this prospectus generally covers the resale of that number of ordinary shares and warrants equal to the number of ordinary shares and warrants held by such holders and the number of warrant shares issuable upon exercise of the warrants and the pre-funded warrants held by such holders in the private placement described in our Current Report on Form 8-K filed on [            ], 2017, determined as if the outstanding warrants and pre-funded warrants were exercised, as applicable, in full, in each case, as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. The fifth columns of each of the Ordinary Share table and the Warrant table assume the sale of all of the shares or warrants, as applicable, offered by the Selling Securityholders pursuant to this prospectus. However, because the Selling Securityholders may sell all or some of their shares or warrants under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares or warrants that will be sold by the Selling Securityholders or that will be held by the Selling Securityholders after completion of any sales. We do not know how long the Selling Securityholders will hold the shares or warrants before selling them. Information concerning the Selling Securityholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required.

The Selling Securityholders may sell all, some or none of their shares or warrants in this offering. See “Plan of Distribution.”

Ordinary Share Table

Name of Selling Securityholder	Number of Ordinary Shares Owned Prior to Offering	Percentage of Class Beneficially Owned Prior to Offering	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Percentage of Class Owned After Offering

Warrant Table

Name of Selling Securityholder	Number of Warrants Owned Prior to Offering	Percentage of Class Beneficially Owned Prior to Offering	Maximum Number of Warrrants to be Sold Pursuant to this Prospectus	Percentage of Class Owned After Offering

Exh. B - 2

Name of Selling Securityholder	Number of Warrants Owned Prior to Offering	Percentage of Class Beneficially Owned Prior to Offering	Maximum Number of Warrrants to be Sold Pursuant to this Prospectus	Percentage of Class Owned After Offering

Exh. B - 3

PLAN OF DISTRIBUTION

We are registering the Ordinary Shares and warrants previously issued and the Ordinary Shares issuable upon exercise of the warrants and the pre-funded warrants to permit the resale of these Ordinary Shares and warrants by the holders of the Ordinary Shares, warrants and pre-funded warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the Ordinary Shares or warrants. [We will, however, receive the proceeds of any exercises of warrants or pre-funded warrants which, if received, would be used by us for working capital, operating expenses and general corporate purposes.] We will bear all fees and expenses incident to our obligation to register the Ordinary Shares and warrants, other than the fees and disbursements of (i) legal counsel to the Selling Securityholders unrelated to our directors and officers to the extent such fees and disbursements exceed $200,000 and (ii) legal counsel to Galen to the extent such fees and disbursements exceed $20,000. [Pursuant to the Subscription Agreements, we have agreed to reimburse the Selling Securityholders unrelated to our directors and officers for legal counsel fees and disbursements up to $200,000 and Galen for for legal counsel fees and disbursements up to $20,000.]

The Selling Securityholders may (subject to receipt by us and/or such Selling Securityholders of any applicable regulatory consents) sell all or a portion of the Ordinary Shares or warrants beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Ordinary Shares or warrants are sold through underwriters or broker-dealers, the Selling Securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Ordinary Shares and warrants may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

Exh. B - 4

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares or warrants at a stipulated price per share or warrant;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the Selling Securityholders effect such transactions by selling Ordinary Shares or warrants to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Securityholders or commissions from purchasers of the Ordinary Shares or warrants for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Ordinary Shares or warrants or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Ordinary Shares or warrants in the course of hedging in positions they assume. The Selling Securityholders may also sell Ordinary Shares or warrants short and deliver Ordinary Shares or warrants covered by this prospectus to close out short positions and to return borrowed shares or warrants in connection with such short sales. The Selling Securityholders may also loan or pledge Ordinary Shares or warrants to broker-dealers that in turn may sell such shares or warrants.

The Selling Securityholders may pledge or grant a security interest in some or all of the Ordinary Shares or warrants owned by them or issuable upon exercise of the warrants or pre-funded warrants, as applicable, and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares or warrants from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 (the “1933 Act”), as amended, amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer and donate the Ordinary Shares or warrants in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Securityholders and any broker-dealer participating in the distribution of the Ordinary Shares or warrants may be deemed to be “underwriters” within the meaning of the 1933 Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the 1933 Act. At the time a particular offering of the Ordinary Shares or warrants is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Ordinary Shares or warrants being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Exh. B - 5

Under the securities laws of some states, the Ordinary Shares or warrants may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares or warrants may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Securityholder will sell any or all of the Ordinary Shares or warrants registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Ordinary Shares or warrants by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Ordinary Shares or warrants to engage in market-making activities with respect to the Ordinary Shares. Further, regulatory consents may be required in Jersey, Channel Islands in connection with certain types of offers of Ordinary Shares or warrants by Selling Securityholders, including offers to more than 50 persons other than on any national securities exchange or quotation service on which the securities are listed or quoted at the time of sale. All of the foregoing may affect the marketability of the Ordinary Shares or warrants and the ability of any person or entity to engage in market-making activities with respect to the Ordinary Shares or warrants.

We will pay all expenses of the registration of the Ordinary Shares or warrants pursuant to the registration rights agreement that was entered into in connection with the private placement, other than the fees and disbursements of (i) legal counsel to the Selling Securityholders unrelated to our directors and officers to the extent such legal counsel fees exceed $200,000 and (ii) legal counsel to Galen to the extent such fees and disbursements exceed $20,000. We have agreed to reimburse the Selling Securityholders unrelated to our directors and officers for legal counsel fees and disbursements up to $200,000 and Galen for legal counsel fees and disbursements up to $20,000. The total fees are estimated to be $[•] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, that a Selling Securityholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Securityholders against liabilities, including some liabilities under the 1933 Act, in accordance with the registration rights agreement, or the Selling Securityholders will be entitled to contribution. We may be indemnified by the Selling Securityholders against civil liabilities, including liabilities under the 1933 Act, that may arise from any written information furnished to us by the Selling Securityholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the Ordinary Shares and warrants will be freely tradable in the hands of persons other than our affiliates.

Exh. B - 6